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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1996, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Lone Star Steakhouse & Saloon, Inc. for the registration of 4,000,000 shares of its common stock.

                                                ERNST & YOUNG LLP



Wichita, Kansas
May 20, 1996